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ALL AMERICAN SEMICONDUCTOR, INC.                                                        Exhibit 21.1

LIST OF SUBSIDIARIES

NAME                                                                   JURISDICTION OF INCORPORATION
----                                                                   -----------------------------
Access Micro Products, Inc.                                            Delaware
All American Added Value, Inc.                                         California
All American A.V.E.D., Inc.                                            Colorado
All American IDT, Inc.                                                 California
All American Semiconductor of Atlanta, Inc.                            Georgia
All American Semiconductor of Canada, Inc.                             Canada
All American Semiconductor of Chicago, Inc.                            Illinois
All American Semiconductor of Florida, Inc.                            Florida
All American Semiconductor of Huntsville, Inc.                         Alabama
All American Semiconductor of Massachusetts, Inc.                      Massachusetts
All American Semiconductor of Michigan, Inc.                           Michigan
All American Semiconductor of Minnesota, Inc.                          Minnesota
All American Semiconductor of New York, Inc.                           New York
All American Semiconductor of Ohio, Inc.                               Ohio
All American Semiconductor of Philadelphia, Inc.                       New Jersey
All American Semiconductor of Phoenix, Inc.                            Arizona
All American Semiconductor of Portland, Inc.                           Oregon
All American Semiconductor of Rhode Island, Inc.                       Rhode Island
All American Semiconductor of Rockville, Inc.                          Maryland
All American Semiconductor of Salt Lake, Inc.                          Utah
All American Semiconductor of Texas, Inc.                              Texas
All American Semiconductor of Washington, Inc.                         Washington
All American Semiconductor of Wisconsin, Inc.                          Wisconsin
All American Semiconductor-Northern California, Inc.                   California
All American Technologies, Inc.                                        Florida
All American Transistor of California, Inc.                            California
Aved Industries, Inc.                                                  California
Palm Electronics Manufacturing Corp.                                   Florida
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